Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of QQJ, Inc. (the “Company”) on Form F-1 of our report dated February 7, 2024, with respect to our audits of the consolidated financial statements of the Company as of September 30, 2023 and 2022, and for each of the two years in the period ended September 30, 2023, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” appearing in such Registration Statement.

/s/ RBSM LLP

New York, New York
February 7, 2024